Exhibit 10.6

                                 LOAN AGREEMENT

This Agreement is made and entered into as of July 5, 2000, by and between BSI2000, Inc. (hereinafter "BSI2000" or the "Company"), with offices at 12600 West Colfax Avenue, Suite B410 Lakewood, Colorado 80215, and Richard A. Kirk (hereinafter "Lender") member of the BSI2000 Board of Directors, with offices at 303 East 17th Street, Suite 700 Denver, Colorado 80203.

WHEREAS, BSI2000 intends to complete a financing in the range of $3 million as soon as practical;

WHEREAS, BSI2000 needs cash for operations until the above mentioned bridge has been completed and wishes to complete a bridge loan in the interim in the amount of $25,000.

NOW, THEREFORE, in consideration of the mutual covenants set forth hereinafter; the parties hereto agree as follows:

1.    Lender agrees to immediately loan and to transfer $25,000 to BSI2000.

2. BSI2000 agrees that interest on the above principal amount of $25,000 will accrue at an annual rate of 10% and will be compounded on a daily basis.

3. The parties hereto agree that the above principal amount; plus all accrued interest, shall be paid back to the Lender on the day that the before mentioned financing completes. This note is secured by all assets of the Company.

IN WITNESS WHEREOF, the parties leave executed dais Bridge Loan Agreement as of the day and year first above written:

BSI2000, Inc.                                 Lender

By: /s/Jack Harper                            By: /s/Richard A. Kirk
    ------------------------------                ------------------------------
    Jack Harper, President                        Richard A. Kirk, Lender